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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in this Prospectus/Proxy Statement of our report, dated January 12, 1998, relating to the consolidated financial statements of Kittitas Valley Bancorp and Subsidiary, and to the reference to our firm under the caption "EXPERTS" in the Proxy Statement/Prospectus.

/s/ Knight, Vale & Gregory, Inc. P.S.

Tacoma Washington
June 22, 1998